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                                                                     Exhibit 4.2

                                    [FRONT]

[EDGAR DESCRIPTION: Stock Certificate with eagle on top left hand corner facing west with gold seal on the bottom left hand corner surrounded by geometrical boarder]

A STOCKHOLDER MAY OBTAIN A COPY OF A STATEMENT SETTING FORTH IN FULL OR SUMMARIZING THE VOTING POWERS DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS OF THE VARIOUS CLASSES OR SERIES OF THE CORPORATIONS STOCK AT THE OFFICE OF THE COMPANY 680 S. MCCARREN BLVD., RENO, NEVADA 89509

                         INCORPORATED UNDER THE LAWS OF

     NO.                       THE STATE OF NEVADA                      SHARES



                             TELECHIPS CORPORATION



                 THIS CORPORATION IS AUTHORIZED TO ISSUE 3,000,000 SHARES OF PREFERRED STOCK OF WHICH 7,500 SHARES ARE DESIGNATED AS SERIES A PREFERRED STOCK WITH A STATED VALUE OF $1,000.00 PER SHARE.


THIS CERTIFIES THAT ______________________________________ IS THE OWNER OF

                    __________________ Shares of the SERIES A PREFERRED STOCK


                          transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

                          In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of of the Corporation this ____________ day of _____________, A.D. 19____

                          ______________________   ____________________________
                          C.A. BURNS, PRESIDENT    NELSON B. CALDWELL, SECRETARY

                                     [BACK]


THE SHARES OF PREFERRED STOCK OF TELECHIPS CORPORATION (THE "ISSUER") REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S, PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A "U.S. PERSON" (AS THAT TERM IS DEFINED IN REGULATION S) DURING THE PERIOD COMMENCING ON THE SALE OF THESE SECURITIES AND ENDING ON THE FORTY-FIFTH (45TH) DAY FOLLOWING COMPLETION OF THE REGULATION S OFFERING OF THE ISSUER PURSUANT TO WHICH THESE SHARES HAVE BEEN ISSUED, WHICH DAY IS __________________, 1966 (THE "RESTRICTED PERIOD"). THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY FIRST BE CONVERTED INTO COMMON STOCK OF THE ISSUER ON THAT DATE WHICH IS FORTY-FIVE (45) DAYS FOLLOWING COMPLETION OF THE REGULATION S OFFERING OF THE ISSUER PURSUANT TO WHICH THESE SHARES HAVE BEEN ISSUED. THE ISSUER WILL NOTIFY THE TRANSFER AGENT OF THE DATE OF COMPLETION OF SUCH OFFERING AND OF THE EXPIRATION OF SUCH RESTRICTED PERIOD. FOLLOWING EXPIRATION OF THE RESTRICTED PERIOD, THESE SHARES MAY NOT BE OFFERED OR SOLD UNLESS SUCH OFFER OR SALE IS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT.